RESTATED ARTICLES OF INCORPORATION

                                       OF

                          BENTLEY PHARMACEUTICALS, INC.


Pursuant to Section 607.194 of the Florida Statutes, and having been duly adopted by the Board of Directors of Belmac Corporation (the "Corporation"), these Amended and Restated Articles of Incorporation (the "Restated Articles") are hereby executed and acknowledged by the President and the Secretary of the Corporation, who also certify that these Restated Articles meet the requirements of Section 607.187 of the Florida Statutes regarding amendments to the Articles of Incorporation, said amendments being specifically identified in the Amendments to Articles of Incorporation of Belmac Corporation, attached hereto as Exhibit A. By their execution and acknowledgment, the President and Secretary of the Corporation further certify that there is no discrepancy between the Corporation's Articles of Incorporation as previously amended and the provisions of the Restated Articles set forth below, except for amendments filed simultaneously herewith and the omission of certain matters of historical interest.


                                   ARTICLE I.

The name of this Corporation shall be BENTLEY PHARMACEUTICALS, INC.


                                   ARTICLE II.

The general nature of the business to be transacted shall be:

           (a) To conduct, carry on, operate, engage in and transact the business of buying, selling, trading in and otherwise dealing in property of every kind and description, real, personal or mixed, as retailers, wholesalers, principals, factors, brokers, agents for others and in any other capacity whatsoever and to do all other things subsidiary, necessary or convenient for carrying out and into effect the main purposes and objects of the Corporation and in respect thereto.

           (b) To purchase or otherwise acquire letters, patents, copyrights, trademarks, concessions, licenses, inventions, rights, franchises and privileges, subject to royalty or otherwise and whether exclusive, non-exclusive or limited, or any part interest in any of the above enumerated rights whether in the United States or in any other part of the world; to sell, let or grant any of said rights belonging to the Corporation, or which it may acquire, or any interest in the same; and to register any patent or patents, for any invention or inventions, or any copyrights or trademarks, or obtain exclusive or other privileges in respect to the same, and to apply for exercise, use or otherwise deal with or turn to account any patents rights, copyrights, or trademarks, any concessions, monopolies, franchises or other rights or privileges, either in the United States or in any part of the world.

           (c) To manufacture, fabricate, process, deal in, install, store, handle, transport, export, import or otherwise handle any and all goods, materials, appurtenances, processes and agricultural goods and products useful in and necessary for or convenient in the conducting of the business of the Corporation or any subsidiary or agency thereof.

           (d) To buy, sell, exchange and generally deal in real properties, improved and unimproved, and buildings of every class and description; to improve, manage, operate, sell, buy, mortgage, lease or otherwise acquire or dispose of any property, real or personal and take mortgages and assignment or mortgages upon the same; to make and obtain loans upon real estate, improved or unimproved and upon personal property giving or taking evidences of indebtedness and securing the payment therefor by mortgage, trust deed, pledge or otherwise; to enter into contracts to buy or sell any property, real or personal; to buy and sell mortgages, trust deeds, contracts and evidences of indebtedness; to purchase or otherwise acquire for the purpose of holding or disposing of the same, real or personal property of every kind and description, including the good will, stock rights and property of any person, firm, association or corporation, paying for the same in cash, stock or bonds of this Corporation; to draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, warrants, bonds, debentures, and other negotiable or transferrable instruments or obligations without restriction or limit as to amount; to purchase, acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any state, district, territory, foreign country; and to act as agent or broker for any other person, firm or corporation in doing any and all acts described herein.

           (e) To purchase equities, mortgages, installment sales contracts, notes, drafts, acceptances and commercial paper of every kind and description, including accounts receivable of other persons, firms or corporations to hold, collect and otherwise use the same for the benefit of the Corporation, and to sell or otherwise dispose of the same.

           (f) To operate, conduct and carry on other businesses which may be purchased or otherwise acquired by the Corporation, or to lease or rent the same or to any other person, firm or corporation, during such period of time as the Corporation may own such business or businesses, in order to prevent depreciation in the value of such business or businesses prior to sale or other disposition of the same by the Corporation.

           (g) To purchase, subscribe for, hold, pledge, transfer, sell or otherwise dispose of or deal in, shares of capital stock of corporations, including this Corporation, bonds, debentures, notes or other securities or evidences of indebtedness of any private or public corporation, and to do any other act or thing permitted by law for the preservation, protection, improvement or enhancement of the value of such shares of stock, bonds, debentures, notes or other securities evidence of indebtedness, including the right to vote thereon and respecting any of the enumerated items to exercise any and all rights and privileges of ownership thereof.

           (h) To transact the business of investing on behalf of itself or others, any part of its capital and such additional funds as it may obtain, or any interest therein in any and all ventures, so far as the same are permissible by law, and selling or otherwise disposing of such investments, or any part thereof, or interest therein.

           (i) To engage in the brokerage business, on behalf of itself or others, including but not limited to the business and professions of real estate, securities, insurance and mortgages and to do any and all business which may be delegated to agents or brokers by principals, and to conduct and operate general agency and brokerage businesses of every kind and description.

           (j) To carry  on the  business  of  mining,  milling,  concentrating, converting, melting, treating, refining, preparing for market, manufacturing, buying, selling, exchanging, and otherwise producing and dealing in uranium, zinc, lead, gold, silver, copper, brass, iron, steel, coal, and in all kinds of ores, metals and minerals, oils, petroleum, natural gas, hydrocarbons, acids, and chemicals and in the products and by-products of every kind and description and by whatever process the same can be or may hereafter be produced; to purchase, lease, option, locate or otherwise acquire, own, exchange, sell or otherwise dispose of, pledge, mortgage, deed in trust, hypothecate and deal in mines, mining claims, mineral lands, coal lands, oil lands, timber lands, water and water rights and other property both real and personal; and to carry on as principals, agents, commission merchants or consignees the business of mining, milling, concentrating, converting, smelting, treating, refining, buying, selling exchanging, manufacturing and dealing in the above specified products or any of them and of materials used in the manufacture of each, and any and all of such articles and to carry on as such principals, agents, commission merchants or consignees any other business which in the judgment of the Board of Directors of the Corporation may be conveniently conducted in conjunction with any of the matters aforesaid.

           (k) To purchase and sell farms and to engage in the business of farming and of producing, merchandising, processing and preserving all kind of farm fruit, vegetables and garden products and of cultivating, growing, harvesting, picking, cleaning, assorting, boxing, packing, shipping, buying and selling at wholesale and retail all kinds of fruit, vegetable, farm and garden products and to carry on all other business incident thereto or connected therewith; and to carry on a general commission and brokerage business for any or all of the foregoing produce.

           (l) To engage in the manufacture and sale of any and all vegetable oils and the by-products of same; to purchase and otherwise acquire, operate, maintain, lease, sell and otherwise dispose of and deal in machinery, expellers, grinders, presses, filters, cookers, tanks and other apparatus, raw materials, equipment, utensils, supplies, parts and all other goods, wares and merchandise related to the business of manufacturing, storing, processing, and selling vegetable oils of any and all kinds; to purchase, acquire, own, operate, lease, hypothecate, and sell shipping sites, factories, warehouses, wharves, piers, docks, pipelines, and such other properties, franchises, rights and facilities as may be reasonably necessary for the due and proper conduct of the business of the Corporation; and to act as agent, general manager, factor, commission agent or other representative of other manufacturing concerns of like kind and manufacturers, jobbers, and other dealers in the machinery, apparatus, utensils, and equipment of oil manufacturing concerns.

           (m) To do all things which are lawful under the laws of the United States and of the State of Florida which are necessary, suitable, convenient or proper for the accomplishment of any of the purposes or attainment of any or all of the objects of the Corporation or incidental to the powers herein named, which shall at any time appear conducive or expedient for the protection or benefit of the Corporation either as holder of or interested in the property or otherwise, with all the powers now or hereafter conferred by the laws of the State of Florida upon corporations.

           (n) To incur debts without limit and to raise, borrow and secure the payment of money in any lawful manner for the accomplishment of any object in or about the business of the Corporation.

           (o) The powers specified herein shall be construed both as purposes and powers and shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this or any other Article, but the purpose and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.


                                  ARTICLE III.

The total number of shares of all classes of stock which the Corporation has authority to issue is Twenty Two Million (22,000,000), consisting of Twenty Million (20,000,000) shares of Common Stock, par value $.02 per share (the
"Common Stock"), and Two Million (2,000,000) shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"). All or any part of the Common Stock may be paid for in cash, in property, in formulas, copyrights, patents, trade names, equipment, or in labor or services at a fair valuation to be fixed by the incorporators or by the Board of Directors at a meeting called for said purpose. All stock when issued shall be non-assessable. The shareholders of the Corporation shall not, solely by virtue of being shareholders, have pre-emptive rights to acquire the Corporation's stock, including unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation's stock. The Preferred Stock shall be issuable in series with such designations, terms, limitations and relative rights and preferences as may be fixed from time to time by the Board of Directors.

The designations, terms, limitations and relative rights and preferences of the shares of Common Stock and Preferred Stock (unless otherwise fixed by the Board of Directors) are as follows:

                                (a) COMMON STOCK

                     1. Dividends. Subject to the prior and superior right of the Preferred Stock, the holders of outstanding shares of Common Stock ("Common Stock Holders") shall be entitled to receive dividends as, when and in the amount declared by the Board of Directors, out of any funds legally available therefor.

                     2. Liquidation, Dissolution and Winding Up. Subject to the prior and superior right of the Preferred Stock, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Common Stock Holders shall be entitled to receive, out of the net assets of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, that portion of the remaining funds to be distributed. Such funds shall be paid to the Common Stock Holders on the basis of the number of shares of Common Stock held by each of them. Neither the consolidation nor merger of the Corporation into or with any other corporation nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of the provisions of this Section (a)(2).

                     3.       Voting.   Shares of Common Stock shall entitle the
holder thereof to one vote for each share held with respect to all matters voted on by the shareholders of the Corporation.

                               (b) PREFERRED STOCK

                     1. Series. The shares of Preferred Stock may be divided into and issued in one or more series, and each series shall be so designated so as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical except in respect of particulars which may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors. Each share of a series shall be identical in all respects with all other shares of such series, except as to the date from which dividends are cumulative. Shares of Preferred Stock of any series which have been retired in any manner, including shares redeemed or reacquired by the Corporation and shares which have been converted into or exchanged for shares of any other class, or any series of the same or any other class shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as shares of the series of which they were originally a part or may be issued as shares of a new series or any other series of the same class.

                     2. Provisions. Before any shares of Preferred Stock of any series shall be issued, the Board of Directors, pursuant to authority hereby expressly vested in it, shall fix by resolution or resolutions the following provisions in respect of the shares of each such series so far as the same are not inconsistent with the provisions of this Article III applicable to all series of Preferred Stock:

                               (a)       the  distinctive  designations  of such
series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                               (b)       the annual rate or amount of dividends,
if any, payable on shares of such series (which dividends would be payable in preference to any dividends on Common Stock), whether such dividends shall be cumulative or non-cumulative and the conditions upon which and/or the dates when such dividends shall be payable;

                               (c)       whether the shares of such series shall
be redeemable and, if so, the terms and conditions of such redemption, including the time or times when the price or prices at which shares of such series may be redeemed;

                               (d)       the amount,  if any,  payable on shares
of such series in the event of liquidation, dissolution or winding up of the affairs of the Corporation;

                               (e)       whether the shares of such series shall
be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof, including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices or the rate or rates at which shares of such series shall be so convertible or exchangeable, and the adjustments which shall be made, and the circumstances in which such adjustments shall be made, in such conversion or exchange prices or rates; and

                               (f)       whether  such  series  shall  have  any
voting rights in addition to those prescribed by law, and, if so, the terms and conditions of exercise of voting rights; and

                               (g)       any  other  preferences  and  relative,
participating, optional or other special rights, and any qualifications, limitations and restrictions thereof.


                                   ARTICLE IV.

This  Corporation  shall  have  perpetual   existence  unless  sooner  dissolved
according to law.

                                   ARTICLE V.

The initial place of business of this Corporation shall be at 4920 Ingraham Street, Tampa, Florida 33616, with its mailing address at P.O. Box 20290, St. Petersburg, Florida 33742, but it shall have the power to transact business in other places, both within and without the State of Florida and throughout the world.

It is contemplated that branch offices or agencies shall be established in other places where it may be necessary or convenient to the operation of the business; and these branch offices or agencies may be established in any place.

Meetings of the shareholders and Directors of this Corporation for any and all purposes, may be held in places other than the principal office of the Corporation, whether within or without the State of Florida, and the place or places for the holding of such meetings may be specified in the By-Laws or by the Board of Directors.


                                   ARTICLE VI.

(a) The number of members of the Corporation's Board of Directors shall not be less than one nor more than thirteen. All of the Directors shall be of full age and at least one shall be a citizen of the United States. The presence of a majority of all Directors shall be necessary at any meeting to constitute a quorum for the transaction of business. Meetings of the Directors may be held within or without the State of Florida. With the exception of the President of this Corporation, Directors and Officers need not be shareholders of the Corporation.

(b) There shall be three classes of Directors known as Class 1, Class 2, and Class 3 respectively with each class having as equal a number of Directors as possible. The names and post office addresses of the Directors until the first annual meeting after adoption of this amendment and the class to which they belong are as follows:

Class 1 - December 1987

NAME                                              POST OFFICE ADDRESS

Ranald Stewart, Jr.                               1501 Sheridan Forest
                                                  Tampa, Florida 33609

Walter L. Benson                                  2024 Beleair Road
                                                  Clearwater, Flroida  33546

F. Stuart Clemmons                                1924 Michigan Avenue N.E.
                                                  St. Petersburg, Florida  33703

Class 2 - December 1988

NAME                                                POST OFFICE ADDRESS

P. Calvin Maybury                                 4102 Cypress Bayou Drive
                                                  Tampa, Florida 33624

Kenneth P. Darvin                                 3559 Manatee Drive S.E.
                                                  St. Petersburg, Florida  33705

Eldon Post                                        6604 11th Avenue West
                                                  Bradenton, Florida  33505

Edmund G. Vimood, Jr.                             18 Timothy Lane
                                                  Bedminster, New Jersey  07921


Class 3 - December 1989

NAME                                                POST OFFICE ADDRESS

Harold W. Huber                                   1700 West Bay Drive
                                                  Largo, Florida 33540

James C. Vesey                                    8800 Bardmoor Boulevard, 27W
                                                  Seminole, Florida 33543

John A. Macleod                                   2858 Sandpiper Place
                                                  Clearwater, Florida  33520

Arnold J. Winograd                                1053 Indian Trial
                                                  Destin, Florida 32541


The term of office of the Class 1 Directors above named shall expire at the first annual meeting after adoption of this amendment; the term of the Class 2 Directors shall expire at the second annual meeting after adoption of this amendment and the term of the Class 3 Directors shall expire at the third annual meeting after adoption of this amendment. Upon expiration of the terms of office of the Directors classified above, their successors shall be elected for the term of three years each, so that approximately one-third of the number of Directors of the Corporation shall be elected annually.

(c) The shareholders may by affirmative vote of the holders of shares entitling them to exercise 2/3 of the voting power of the Corporation fill any vacancy in the office of Director created by death or resignation.

(d) No person, other than a Director retiring at the meeting or a person recommended by the Directors for election, shall be eligible for election to the office of Director at any general meeting unless not less than seventy-five days before the day appointed for the meeting there shall have been left at the office of the Corporation notice in writing signed by a shareholder duly qualified to attend and vote at such meeting, of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected.

(e) If at any general meeting at which an election of Directors ought to take place, the place of any retiring Director be not filled, such retiring Director shall (unless a resolution for his re-election shall have been put to the meeting and lost) continue in office until the annual general meeting in the next year, and so on from time to time, until his place has been filled.

(f) A Director may only be removed for cause at a meeting of the shareholders held for such purposes, by the affirmative vote of the holders of shares entitling them to exercise 2/3 of the voting power of the Corporation on such removal, provided that such Director prior to his removal shall have received a copy of the charges against him, delivered to him personally or being mailed to the address appearing upon the records of the Corporation at least 10 days prior to such meeting and be given an opportunity to be heard on such charges at such meeting.


                                   ARTICLE VII
                           Special Charter Provisions

(a) Meetings of shareholders may be held within or without the State of Florida and any shareholder may waive notice thereof either before or after the meeting.

(b) This Corporation shall have a Chief Executive Officer ("CEO"), Executive Vice President, Secretary and Treasurer, and such other Officers in addition as the Board of Directors or ByLaws may provide. Only the President need be a Director. Any person may hold two or more offices, except that the President shall not be a secretary or an Assistant Secretary of the Corporation. Officers need not be shareholders. Officers other than the Directors shall be elected by the Directors at the first meeting of the Directors next after the Annual Meeting of the shareholders, or as soon thereafter as may be convenient. Each Officer and each Director shall hold office until his successor shall be elected and qualified. The CEO also may be President.

           The duties, powers and functions of the CEO and other officers shall be such as is and has been customary for such CEO and officers of the Corporation. The duties, powers and functions of the CEO may not be changed except at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise two thirds of the voting power of the Corporation on such proposal.

(c) No contract, act or transaction of the Corporation with any person or persons, firm or corporation, in the absence of fraud, shall be affected or invalidated by the fact that any Officer or Officers, Director or Directors of the Corporation is a party to or are parties to or interested in such contract, act or transaction, or in any way connected with such person or persons, firm or corporation and each and every person or persons, firm or corporation and each and every person who may become a Director or an Officer of the Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with the Corporation for the benefit of himself or any firm, association or corporation, in which he may be in any wise interested.

(d) A  lease,  sale,  exchange,  transfer,  or  other  disposition  of  all,  or substantially all, of the assets of the Corporation or any consolidation or merger of the Corporation with or into another corporation may only be authorized at a meeting of the shareholders held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise two thirds of the voting power of the Corporation on such proposal. Notice of the meeting of the shareholders shall be given to all shareholders entitled to vote at the meeting. Such notice shall be accompanied by a copy or a summary of the terms of such transaction. The Corporation, by the Directors, may abandon such transaction, subject to the contract rights of other persons, if such power of abandonment is conferred upon the Directors either by the terms of the transaction or by the same vote of shareholders and at the same meeting of shareholders as that referred to previously in this paragraph or at any subsequent meeting.

                                  ARTICLE VIII

Any ARTICLE or provision in the Articles of Incorporation which relates to Directors and/or officers of the Corporation and/or requires an affirmative vote of the holders of shares entitling them to exercise 2/3 of the voting power of the Corporation may only be amended, altered, changed or revoked by such shareholders by an affirmative vote of the holders of shares entitling them to exercise 2/3 of the voting power of the Corporation at a meeting of the shareholders held for such purpose.

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                               BELMAC CORPORATION
                      -------------------------------------

                    Pursuant to Provisions of Section 607.047
                     of the Florida Business Corporation Act

                      -------------------------------------


     Belmac Corporation (the "Corporation"), a corporation and organizing and existing under the Florida Business Corporation Act, does hereby certify that, pursuant to Section 607.131 of the Florida Business Corporation Act, the Board of Directors of the Corporation adopted the following resolution, at a meeting held September 30, 1991, which resolution is in full force and in effect as of the day hereof:

     WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations stated in the Certificate of Incorporation to fix by resolutions the designation of each series of preferred stock, par value $1.00 ("Preferred Stock") and powers, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Florida Business Corporation Act;

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series:

     NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such number and series of Preferred Stock on the terms and with the provisions herein set forth:

     1. DESIGNATION OF THE SERIES. There shall be a series of Preferred Stock designated as "$2.25 Convertible Exchangeable Preferred Shares, Series A". Each share of such series shall be referred to herein as a "Series A Share." The authorized number of such Series A Shares is 520,000 shares.

     2. DIVIDENDS. For the purposes of this Section 2, the fifteenth day of October on which any Series A Share shall be outstanding shall be deemed to be a "Dividend Due Date"; provided, however, that the first Dividend Due Date shall be October 15, 1992. The holders of Series A Shares shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $2.25 per year on each Series A Share and no more, payable annually on each Dividend Due Date, with respect to the year ending on such Dividend Due Date; provided, however, that as to the first Dividend Due Date, dividends shall be payable for the period from the date of first issuance of the Series A Shares through and including such Dividend Due Date, computed on the basis of a 360-day year of twelve 30-day months; and further provided, however, that as to the first and second Dividend Due Dates, the Corporation shall have the option to pay dividends by increasing the number of shares issuable upon conversion of each share of this Series to a number equal to (i) $25.00 divided by $10.55 if such option is exercised with respect to one of such Dividend Due Dates and (ii) $25.00 divided by $9.68 if such option is exercised with respect to both of such Dividend Due Dates. Dividends on the Series A Shares shall accrue and be cumulative from and after the date of first issuance of the Series A Shares. The record date for the payment of dividends shall, unless otherwise altered by the Corporation's Board of Directors, be the first day of the October in which the relevant Dividend Due Date occurs. The record date for the payment of dividends on the Series A Shares shall in no event be more than sixty (60) nor less than ten (10) days prior to a Dividend Due Date.

     If at any time the Corporation has failed to pay in full accrued dividends on any Series A Shares, the Corporation will not, unless all accrued and payable but unpaid dividends on the Series A Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for payment of such dividends has been set aside, (a) declare or pay any dividend on the common stock, $.02 par value, of the Corporation ("Common Stock") or on any other class or series of stock ranking junior to the Series A Shares as to the payment of dividends or upon liquidation or make any payment on account of, or set apart money for a sinking or other analogous fund for the purchase, redemption or other retirement of, any Common Stock or any such junior stock or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in shares of Common Stock of the Corporation and any class or series of stock which is junior to the Series A Shares in respect of the payment of dividends and upon liquidation (the Common Stock and any such other stock being herein collectively called "Junior Stock") or rights to acquire any Junior Stock) or (b) permit any corporation or other entity directly or indirectly controlled by the

Corporation to purchase or otherwise acquire for consideration (other than in shares of Junior Stock) any shares of Common Stock or any class or series of stock ranking junior to the Series A Shares as to the payment of dividends or upon liquidation or (c) redeem, purchase or otherwise acquire, or permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or otherwise acquire, for consideration, shares of any class or series of stock ranking on a parity with the Series A Shares as to the payment of dividends and upon liquidation (except for a consideration payable in Junior Stock, by a redemption of all Series A Shares and such parity stock then outstanding or pursuant to an offer made on a pro rata basis on the same terms to all holders of the Series A Shares and such parity stock then outstanding). When dividends on the Series A Shares at the time outstanding have not been paid in full, all dividends declared by the Corporation upon the Series A Shares or any other class or series of stock ranking on a parity with the Series A Shares as to the payment of dividends shall be declared pro rata with respect to all Series A Shares and all such parity stock then outstanding so that the amounts of any dividends declared on the Series A Shares and such other stock shall in all cases bear to each other the same ratio that, at the time of such declaration, all accrued dividends on the Series A Shares and such other stock, respectively, bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Shares which may be in arrears.

     3. VOTING

            (a) General, Class and Series Voting Rights. Except as expressly provided in this Section 3 and Section 4 hereof or as required by applicable law, the Series A Shares shall not have any right to vote for the election of directors or for any other purpose. So long as any Series A Shares are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the Series A Shares outstanding, voting as a separate class: (i) amend, alter or repeal any provision of the Certificate of Incorporation if such action would adversely affect the powers, preferences or special rights of the Series A Shares; or (ii) create, authorize or issue any class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Series A Shares in respect of the payment of dividends or upon liquidation. The Series A Shares shall also be entitled to vote as a class (the affirmative vote or consent of at least a majority of the Series A Shares outstanding being required) on any matter with respect to which a class vote by the Series A Shares shall be expressly required by Florida law and on any other matter with respect to which the Corporation's Board of Directors shall direct that the Series A Shares are to be voted as a separate class. A class vote on the part of the Series A Shares shall, without limitation, specifically be deemed not to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with (i) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock ranking on a parity with or junior to the Series A Shares as to the payment of dividends and upon liquidation; (ii) the merger or consolidation of the Corporation with or into any other corporation in which the Certificate of Incorporation is amended, altered or repealed if such action would not adversely affect the powers, preferences or special rights of the Series A Shares, notwithstanding that certain of the Series A Shares may be redeemed as hereinafter provided; or (iii) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation.

     The holders of the Series A Shares shall also be entitled to vote on certain amendments to the form of Indenture relating to the 9% Subordinated Debentures due October 15, 2016 of the Corporation, for which the Series A Shares may be exchanged as described in Section 8 hereof.

     4.   DEFAULT  VOTING  RIGHTS.

            (a) Default. Whenever and as often as the equivalent of two annual dividends on the Series A Shares shall be in default (a "Default"), the holders of the Series A Shares, voting as a class together with the holders of parity dividend stock on which like rights have been conferred and are exercisable, shall have the right, as set forth below, to vote for and to elect two directors of the Corporation. The right of the holders of the Series A Shares to vote for such directors, however, shall cease when all arrearages in the payment of dividends on the Series A Shares shall have been cured (either through payment or through being declared and set apart for payment) or no Series A Shares are outstanding, whichever first occurs.

            (b) Election of Directors. If, at any time, a Default shall occur and continue to exist, then (i) the number of directors of the Corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and (ii) the holders of the Series A Shares together with the holders of parity dividend stock on which like rights have been conferred and are exercisable, voting as a class, shall be entitled to elect two directors to fill the vacancy caused by so increasing the number of directors. Such two directors shall not be classified. The right of the holders of the Series A Shares so to vote for such directors may be exercised at any time before the Default is cured. Effective as of such cure, (i) the holders of the Series A Shares shall no longer have the right so to elect any directors and
(ii) the number of directors of the Corporation shall be reduced by two. Any directors elected by such holders shall serve as directors until the Default is cured and, in the event the Default continues, until their successors are appointed and qualified in the manner described below.

     If, prior to the end of the term of any director elected as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation or disability during the continuance of a default in dividends on the Series A Shares, such vacancy shall be filled for the unexpired term by the appointment by the remaining director elected as aforesaid of a new director for the unexpired term of such former director.

     The foregoing right of the holders of the Series A Shares with respect to the election of two directors may be exercised at any annual meeting of shareholders or, within the limitations hereinafter provided, at a special meeting of shareholders held for such purpose. If a Default shall occur more than one hundred twenty (120) days preceding the date established for the next annual meeting of shareholders, the Chief Executive Officer or President of the

Corporation shall, within twenty days after the date of such Default, call a special meeting of the holders of the Series A Shares to be held within ninety
(90) days but not less than (45) days after the date of such Default for the purpose of electing such additional directors to serve for the term provided in the Certificate of Incorporation, the Bylaws and this Section 4.

     The holders of the Series A Shares, voting as a separate class, shall have the right to remove without cause at any time and to replace any directors such holders have elected pur suant to this Section 4.

     5. CONVERSION. The holders of Series A Shares shall have the right, at their option, to convert all or any part of the Series A Shares into shares of Common Stock at any time (except as described below) on and subject to the following terms and conditions:

            (a) Series A Shares shall be convertible at the office of any transfer agent for such stock, at the Corporation's executive offices and at such other place or places, if any, as the Board of Directors of the Corporation may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock. The number of shares of Common Stock issuable upon conversion of each share of this Series shall be equal to $25.00 divided by the conversion price in effect at the time of conversion, determined as hereinafter provided. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price"), shall be initially $11.50 per share of Common Stock. The conversion price shall be subject to adjustment from time to time as provided in Section 2 and in certain other instances as hereinafter provided. The Corporation may at any time reduce the conversion price by any amount it considers to be necessary in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock; provided, however, that the Corporation may not reduce the conversion price to an amount less than the par value per share of Common Stock into which Series A Shares are at the time convertible. If the Corporation calls for the redemption or exchange of any Series A Shares, such right of conversion shall cease and terminate, as to the shares designated for redemption or exchange, at the close of business on the date immediately preceding the redemption or exchange date therefor, unless the Corporation defaults in the payment of the redemption price, in the issuance of Exchange Debentures (as hereinafter defined) in exchange for Series A Shares or in the payment of the final dividend on the exchange date. If the holder of any Series A Shares has elected to require the Corporation to redeem any Series A Shares as a result of a business combination or acquisition of shares referred to in Section 6(b) hereof, such right of conversion shall cease and terminate, as to the shares designated for such redemption, immediately prior to the effectiveness of such business combination or within 45 days after such acquisition of shares, unless the Corporation defaults in the payment of the redemption price. No fractional shares of Common Stock will be issued upon conversion of shares of this series; an adjustment in cash will be paid in lieu of any fractional share in an amount equal to the same fraction of the closing price per share of the Common Stock (determined as provided in Section 5(c)(iv) below) at the close of business on the trading day which next precedes the day of conversion. Only whole shares, and no fractions of a share, may be converted pursuant to this Section 5.

            (b) Before any holder of Series A Shares shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed and assigned to the Corporation or in blank, at the office of any transfer agent for such stock, at the Corporation's executive offices, or at such other place or places, if any, as the Board of Directors of the Corporation may have designated, and shall give written notice to the Corporation at said office or place that he elects to convert the same and shall state in writing therein the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued. No payment or adjustment shall be made upon any conversion on account of any dividend accrued on the Series A Shares surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion except that if a Series A Share is so surrendered for conversion between a record date for the payment of dividends on such Series A Share and the immediately following Dividend Due Date, the person who was the holder of such Series A Share on such record date shall be entitled to receive such dividend on such Dividend Due Date (except in the case of a Series A Share which has been called for redemption on a redemption date within such period on which no dividends will be paid on such Dividend Due Date). The Corporation will, as soon as practicable thereafter, issue and deliver at said office or place to such holder of Series A Shares, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. If more than one certificate for Series A Shares shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Shares (or specified portions thereof) so surrendered. In case any certificate for Series A Shares shall be converted in part only, upon such conversion the Corporation will issue to the holder a new certificate or certificates for the number of whole shares not converted. Series A Shares shall be deemed to have been converted as of the close of business on the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders or such Common Stock as of the close of business on such date.

            (c) The conversion price in effect at any time shall be subject to adjustments from time to time as follows:

                    (i) In case the Corporation  shall (A) declare a dividend or make a distribution payable in Common Stock on any class of capital stock of the Corporation, (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately reduced in the case of any increase in the number of shares of Common Stock outstanding, and increased in the case of any reduction in the number of shares of Common Stock outstanding, so that the holder of any Series A Share surrendered for conversion after such time shall be entitled to receive the kind and amount of shares which such holder would have owned or have been entitled to receive had such Series A Share been converted into Common Stock immediately prior to such time and had such Common Stock received such dividend or other distribution or participated in such subdivision, combination or reclassification. Such adjustment shall be effective as of the record date for such dividend or distribution or the effective date of such combination, subdivision or reclassification and shall be made successively whenever any event listed above shall occur.


                    (ii) In case the Corporation  shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days of the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in paragraph (iv) below) of the Common Stock, on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying the conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such Current Market Price of the Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), such reduction to become effective prior to the opening of business on the day following the date fixed for such determination. For purposes of determining under this paragraph the number of shares of Common Stock outstanding at any time, there shall be excluded all shares of Common Stock held in the treasury of the Corporation. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the conversion price then in effect shall be appropriately readjusted, but such readjustment shall not be applied retroactively to any conversion of shares of this Series effected prior to such readjustment.

                    (iii) In case the Corporation shall distribute to all holders of its Common Stock shares of stock other than Common Stock, evidences of its indebtedness or assets (including securities, but excluding cash dividends or cash distributions paid out of consolidated earnings or earned surplus or a distribution referred to in paragraph (i) above) or rights or warrants (excluding those referred to in paragraph (ii) above), the conversion price shall be adjusted so that it shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors of the Corporation, in good faith and in the exercise of its reasonable business judgment and described in a resolution of the Board of Directors) of the portion of the shares of stock, assets, evidences of indebtedness, rights or warrants so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution; provided, however, that if any such shares of stock, assets, evidences of indebtedness, rights or warrants referred to in this paragraph
               (iii) shall initially be treated as part of and trade together with the Common Stock, but thereafter shall be separated from and trade separately from the Common Stock, such adjustment shall become effective, and the fair market value thereof shall be determined, as of the time of such separation; and prior to such separation, the holder of any Series A Shares surrendered for conversion after the date fixed for determination of stockholders entitled to receive a distribution of the type referred to in this proviso shall be entitled to receive the number of shares of Common Stock to which such holder would otherwise be entitled upon such conversion, together with the shares of stock, assets, evidences of indebtedness, rights or warrants which such holder would have owned or be entitled to receive had such Series A Shares been converted immediately prior to such date and had such Common Stock received such distribution.

                    (iv) For the  purpose of any  computation  under  paragraphs
               (ii) and (iii) above, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for 15 consecutive trading days selected by the Corporation ending no more than five nor less than two trading days before such date. The closing price per share for each day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange or no such quotations are available, the last reported sale price, or if not so reported, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose, or, if no such quotations are available, the fair market value as determined in good faith in the exercise of their reasonable business judgment by the Board of Directors of the Corporation.

                    (v) All  calculations  under this Section 5(c) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                    (vi) No adjustment in the conversion price shall be required pursuant to the above paragraphs of this Section 5(c) unless such adjustment (together with prior adjustments which by reason of this paragraph (vi) were not required to be made at the time otherwise required to be made at the time otherwise required by the above paragraphs of this Section 5(c)) would require a change of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that if any adjustment (the "initial adjustment") is not made within three years after it would have been made if not for the provisions of this paragraph (vi), then, on the third anniversary of the date such initial adjustment would have otherwise been required, the conversion price shall be adjusted to reflect the initial adjustment and other adjustments arising after the initial adjustment, but before such third anniversary, that would have been required to have been made pursuant to the above paragraphs of this Section 5(c) if not for the preceding provisions of this paragraph (vi).

            (d) Whenever the conversion price is adjusted as herein provided the Corporation shall, as soon as practicable after such conversion price is adjusted, mail to the holders of record of the Series A Shares notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price.

            (e)     (i)    In  case of any consolidation or merger of the Corpo-
ration with or into any other corporation (other than a merger which does not result in any reclassification, conver sion, exchange or cancellation of outstanding shares of Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or the reclassification of the Common Stock into another form of capital stock of the Corporation, whether in whole or in part, the holder of each Series A Share shall after such consolidation, merger, sale or transfer or reclassification have the right to convert such Series A Share into the kind and amount of shares of stock and other securities and property or cash (including, if applicable, Common Stock) which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer or reclassification if he had held the Common Stock issuable upon the conversion of such Series A Share immediately prior to such consolidation, merger, sale or transfer, or reclassification. Notwithstanding the foregoing, if the holders of Common Stock in any such consolidation, merger, sale, transfer or reclassification are afforded an election or are otherwise permitted or required to exchange such shares for two or more alternate forms of consideration, then the holder of each share of such Series A Shares shall after such consolidation, merger, sale, transfer or reclassification have the right to convert such Series A Share into the kind and amount of shares of stock and other securities and property or cash (including, if applicable, Common Stock) into or for which the Common Stock issuable upon the conversion of such Series A Share would have been converted or exchanged as a result of such consolidation, merger, sale, transfer or reclassification if held by a holder of Common Stock who failed to exercise his rights of election (provided that if the kind and amount of shares of stock and other securities and property or cash receivable upon such consolidation, merger, sale, transfer or reclassification is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph the kind and amount of shares of stock and other securities and property or cash receivable upon such consolidation, merger, sale, transfer or reclassification in respect of each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

            (ii) If at any time, as a result of paragraph (i) above, the holder of any Series A Share shall become entitled to receive any shares of stock and other securities and property (including, if applicable, Common Stock), thereafter the amount of such shares of stock and other securities and property so receivable upon conversion of any Series A Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (i) to (vi), inclusive, of Section 5(c) above, and the provisions of said Section 5(c) with respect to the Common Stock shall apply on like terms to any such shares of stock and other securities and property (including, if applicable, Common Stock).

The above provisions of this paragraph (e) shall similarly apply to successive consolidations, mergers, sales or transfers or reclassifications.

            (f)     In case:

                    (i) the Corporation  shall authorize the distribution to all holders of its Common Stock of assets (other than cash dividends or other cash distributions paid out of consolidated earnings or earned surplus); or

                    (ii) the  Corporation  shall  authorize  the granting to the holders of its Common Stock of rights and warrants to subscribe for or purchase any shares of capital stock of any class or securities convertible into shares of capital stock of any class or of any other rights or warrants; or

                    (iii) of any  reclassification  of the capital  stock of the
               Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

                    (iv)   of  the   voluntary   or   involuntary   dissolution,
               liquidation or winding up of the Corporation;

then, in each case, the Corporation shall cause to be mailed, first class postage prepaid, to the holders of record of the outstanding shares of the Series A Shares, at least 10 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

            (g) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Shares, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Series A Shares. For the purpose of this Section 5(g), the full number of shares of Common Stock issuable upon the conversion of all outstanding Series A Shares shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding Series A Shares were held by a single holder. The Corporation shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all Series A Shares at the time outstanding. If any shares of Common Stock required to be reserved for issuance upon conversion of Series A Shares hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon such conversion, the Corporation will in good faith and as promptly as practicable endeavor to cause such shares to be so registered or approved.

            (h) The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series A Shares pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Common Stock in a name other than that in which the Series A Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid. In no event shall the Corporation be required to pay or reimburse the holder for any income tax payable by such holder as a result of such issuance.

            (i) Whenever reference is made in this Section 5 to shares of Common Stock, the term "Common Stock" shall include only shares of the class designated as Common Stock, $.02 par value, of the Corporation at the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class the shares of each such class then so deliverable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

            (j) Series A Shares converted as provided herein will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.


     6.   OPTIONAL REDEMPTION.

            (a) The Series A Shares may be redeemed in whole or in part, at the option of the Corporation, at any time or from time to time, at the redemption prices set forth below, if redeemed during the twelve-month period beginning October 15 of the year indicated:


                         Redemption                          Redemption
                               Price                            Price
Year                 Per Series A Share         Year      Per Series A Share
----                 ------------------         ----      ------------------
1991                        $27.250             1996           $26.125
1992                         27.025             1997            25.900
1993                         26.800             1998            25.675
1994                         26.575             1999            25.450
1995                         26.350             2000            25.225


and $25 per Series A Share if redeemed on or after October 15, 2001, plus in each case dividends (whether or not declared or due) accrued and unpaid to the date fixed for redemption; provided, however, the Series A Shares may not be redeemed prior to October 15, 1993 unless the closing price of the Common Stock (determined as provided in Section 5(c)(iv) hereof) has equaled or exceeded 150% of the conversion price then in effect for at least 20 trading days within 30 consecutive trading days ending within five trading days before notice of redemption (as provided for below) is mailed.

     If less than all the outstanding Series A Shares are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

     If at any time the Corporation has failed to pay in full accrued dividends on the Series A Shares, unless all accrued and payable but unpaid dividends on the Series A Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for payment of such dividends has been set aside, the Corporation will not redeem, and neither the Corporation nor any entity directly or indirectly controlled by the Corporation may purchase or otherwise acquire for consideration, any Series A Shares (except for a consideration payable in Junior Stock, by redemption of all Series A Shares then outstanding or pursuant to an offer made on a pro rata basis on the same terms to all holders of the Series A shares then outstanding).

     Notice of any proposed redemption of Series A Shares shall be mailed by means of first class mail, postage paid, addressed to the holders of record of the Series A Shares to be redeemed, at their respective addresses then appearing on the books of the Corporation, at least thirty (30) but not more than sixty
(60) days prior to the date fixed for such redemption (the "Redemption Date"). Each such notice shall specify (i) the Redemption Date, (ii) the Redemption Price, (iii) the conversion price then in effect, (iv) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption Price, (v) the Series A Shares to be redeemed, (vi) the place for conversion of the Series A Shares if the holder wants to convert , and
(vii) that the Series A Shares called for redemption may be converted at any time before the close of business on the date immediately preceding the Redemption Date. Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received.

     The holder of any Series A Shares redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such Series A Shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such Series A Shares and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Series A Shares to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any Series A Share after is Redemption Date.

     At the close of business on the Redemption Date for any Series A Share, dividends will cease to accrue on such Series A Share and such share shall (provided the Redemption Price of such share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price, without interest, for such share in accordance with the provisions of this Section 6(a), subject to applicable escheat and abandoned property laws.

     Subject to Section 2 hereof and this Section 6(a), the Corporation shall have the right to purchase Series A Shares in the public market, if any, at such prices as may from time to time be available in the public market, if any, for such Series A Shares and shall have the right at any time to acquire any Series A Shares from the owner of such Series A Shares on such terms as may be agreeable to such owner. Series A Shares may be acquired by the Corporation from any shareholder pursuant to this paragraph without offering any other shareholder an equal opportunity to sell his stock to the Corporation, and no purchase by the Corporation from any shareholder pursuant to this paragraph shall be deemed to create any right on the part of any other shareholder to sell any Series A Shares (or any other stock) to the Corporation.

            (b) In the event that (i) any person becomes the beneficial owner of more than 50% of the Common Stock of the Corporation other than (x) in a transaction or series of trans actions in which such person acquires at least 50% of the total securities of the Company beneficially owned by such person in direct issuances from the Corporation or (y) by means of a merger of the Corporation with or into a subsidiary or affiliate (as such term is defined in the Securities Act of 1933, as amended) of such person (a "Share Acquisition"), or (ii) the Corporation is a party to a business combination including a merger or consolidation or the sale of all or substantially all of its assets and as a result of such business combination the Series A Shares thereafter are not convertible into Common Stock of the Corporation or of the ultimate parent of the Corporation, which stock is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, each holder of Series A Shares shall have the option, exercisable upon written notice within thirty (30) days of such holder's receipt of notice of such event from the Corporation, to require the Corporation to redeem the Series A Shares owned by such holder tendered for redemption at $25 per share, plus accrued and unpaid dividends to the date of redemption.

     7. LIQUIDATION. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 7, a "Liquidation"), before any distribution of assets shall be made to the holders of Common Stock or the holders of any other stock that is junior to the Series A Shares in respect of distributions upon the Liquidation of the Corporation, the holder of each Series A Share then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $25.00 plus all dividends (whether or not declared or due) accrued and unpaid on such share to the date fixed for the distribution of assets of the Corporation to the holders of Series A Shares.

     If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Series A Shares, and any other classes or series of stock ranking on a parity with the Series A Shares upon liquidation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding Series A Shares and all such other stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Series A Shares in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Series A Shares shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Series A Shares and all such other stock ranking on a parity with the Series A Shares then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of the Series A Shares and all such other stock would have been entitled to receive in connection with such Liquidation of the Corporation.

     Neither a voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation for cash or securities, not the merger or consolidation of the Corporation into or with any other corporation, nor the merger of any other corporation into the Corporation, nor any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall be deemed to be a Liquidation of the Corporation for the purpose of this Section 7.

     The holder of any Series A Shares shall not be entitled to receive any payment owed for such Shares under this Section 7 until such holder shall cause to be delivered to the Cor poration: (i) the certificate(s) representing such Series A Shares and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Series A Shares to the Corporation free of any adverse interest. As in the case of the Redemption Price, no interest shall accrue on any payment upon Liquidation after the due date thereof, provided that the same has been paid or properly provided for.

     After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Series A Shares will not be entitled to any further participation in any distribution of assets by the Corporation.

     8. EXCHANGE. The Corporation shall be entitled, on any Dividend Due Date on or after October 15, 1993, to exchange, in whole but not in part, a principal amount of its 9% Subordinated Debentures due October 15, 2016 (the "Exchange Debentures") equal to the number of outstanding Series A Shares multiplied by $25.00 per share for all such outstanding Series A Shares.

     The Exchange Debentures shall be issued pursuant to an indenture substantially in the form of the form of indenture last filed as an Exhibit to the Current Report on Form 8-K of Belmac Corporation filed with the Securities and Exchange Commission with respect to the issuance of Series A Shares in October 1991 (Commission File No. 0-16600), with the blank spaces therein being appropriately completed and with such amendments and supplements thereto as may be made consistently with the terms thereof except that prior to the execution of such indenture (i) the affirmative vote or consent of the holders of at least a majority of the Series A Shares shall be required to approve any amendment or supplement that would have required the written consent of the holders of at least a majority in principal amount of the Exchange Debentures pursuant to
Section 9.02 of the form of indenture; and (ii) the affirmative vote or con sent of each of the holders of Series A Shares shall be required to effect any amendment or supplement of any provision in the form of indenture having the effects described in Section 9.02 of the form of indenture.

     The exchange of the Exchange Debentures for Series A Shares may not occur unless full cumulative dividends on the Series A Shares through the Dividend Due Date established as the exchange date have been paid or set aside for payment. Any such exchange shall be effected in the same manner, and upon the same notice, as a redemption of the Series A Shares, as aforesaid. Upon any such exchange, the Series A Shares shall (provided such exchange is duly and properly effected) be deemed to cease to be outstanding, as of the close of business on the date established for such exchange, and all rights of any holder thereof shall be extinguished, except the right to receive the Exchange Debentures in exchange therefor and to receive accrued and unpaid dividends. As in the case of a redemption of Series A Shares, holders of Series A Shares must surrender such Series A Shares in order to receive the Exchange Debentures for which such Series A Shares have been exchanged, but upon such surrender such holders will be entitled to receive all interest accrued on Exchange Debentures from the date of exchange at the time and in the manner that such interest would be paid in the ordinary course. Dividends due on the Dividend Due Date on which the exchange is effected will be mailed to holders in the regular course.

     9. PAYMENTS. The Corporation may provide funds for any payment of the Redemption Price for any Series A Shares pursuant to Section 6 or any amount distributable with respect to any Series A Shares under Section 7 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $50,000,000 and having its principal place of business in New York, New York, in trust for the benefit of the holders of such Series A Shares under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holders of such Series A Shares which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 9 under arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 9, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 9 shall not have been satisfied within two years after the establishment of the trust for such funds, then (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat and abandoned property laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the returns of such funds to the Corporation.

     Any payment which may be owed for the payment of the Redemption Price for any Series A Shares pursuant to Section 6 or the payment of any amount distributable with respect to any Series A Shares under Section 7 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable. The Corporation may deposit the Exchange Debentures to be exchanged for Series A Shares in the manner described in clause
(i) above, but the interest accruing on such Debentures shall accrue to the former holders of the Series A Shares entitled thereto.

     10. STATUS OF REACQUIRED SERIES A SHARES. Series A Shares issued and reacquired by the Corporation (including Series A Shares exchanged for the Exchange Debentures or converted pursuant to Section 5 hereof) shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series, subject to later issuance.

     11.  PREEMPTIVE  RIGHTS.  The  Series  A  Shares  are not  entitled  to any
preemptive  or  subscription   rights  in  respect  of  any  securities  of  the
Corporation.

     12. STATED CAPITAL. Upon original issuance of any Series A Shares, the sum of $1.00 per Series A Share shall be transferred on the books of the Corporation from the Corporation's surplus to its stated capital account. The amount so transferred shall be deemed stated capital in respect of the Series A Shares. The stated capital of the Corporation in respect of the Series A Shares shall not be eliminated or reduced in any way or for any reason except when Series A Shares are reacquired by the Corporation and only to the extent of the stated capital represented by such reacquired shares and only as permitted by law.

     (D) The foregoing was authorized by the Board of Directors at a meeting duly held.

     IN WITNESS WHEREOF, Belmac Corporation has caused this certificate to be made under the seal of the Corporation signed by its President and Secretary, respectively, this 15th day of October, 1991.


                                             /s/ Jean Francois Rossignol
                                             President



                                             /s/ Marc S. Ayers
                                             Secretary

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                               BELMAC CORPORATION
                      -------------------------------------

                    Pursuant to Provisions of Section 607.047
                     of the Florida Business Corporation Act

                      -------------------------------------


     Belmac Corporation (the "Corporation"), a corporation and organizing and existing under the Florida Business Corporation Act, does hereby certify that, pursuant to Section 607.0602 of the Florida Business Corporation Act, the Board of Directors of the Corporation adopted the following resolution, at a meeting held February 5, 1992, which resolution is in full force and in effect as of the day hereof:

     WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations stated in the Certificate of Incorporation to fix by resolutions the designation of each series of preferred stock, par value $1.00 ("Preferred Stock") and powers, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Florida Business Corporation Act;

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series:

     NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such number and series of Preferred Stock on the terms and with the provisions herein set forth:

     1. DESIGNATION OF THE SERIES. There shall be a series of Preferred Stock designated as "$2.25 Convertible Exchangeable Preferred Shares, Series B". Each share of such series shall be referred to herein as a "Series B Share." The authorized number of such Series B Shares is 400,000 shares.

     2. DIVIDENDS. For the purposes of this Section 2, the fifteenth day of October on which any Series B Share shall be outstanding shall be deemed to be a "Dividend Due Date"; provided, however, that the first Dividend Due Date shall be February 1, 1993. The holders of Series B Shares shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $2.25 per year on each Series B Share and no more, payable annually on each Dividend Due Date, with respect to the year ending on such Dividend Due Date; provided, however, that as to the first Dividend Due Date, dividends shall be payable for the period from the date of first issuance of the Series B Shares through and including such Dividend Due Date, computed on the basis of a 360-day year of twelve 30-day months; and further provided, however, that as to the first and second Dividend Due Dates, the Corporation shall have the option to pay dividends by increasing the number of shares issuable upon conversion of each share of this Series to a number equal to (i) $25.00 divided by $14.68 if such option is exercised with respect to one of such Dividend Due Dates and (ii) $25.00 divided by $13.47 if such option is exercised with respect to both of such Dividend Due Dates. Dividends on the Series B Shares shall accrue and be cumulative from and after the date of first issuance of the Series B Shares. The record date for the payment of dividends shall, unless otherwise altered by the Corporation's Board of Directors, be the first day of the February in which the relevant Dividend Due Date occurs. The record date for the payment of dividends on the Series B Shares shall in no event be more than sixty (60) nor less than ten (10) days prior to a Dividend Due Date.

     If at any time the Corporation has failed to pay in full accrued dividends on any Series B Shares, the Corporation will not, unless all accrued and payable but unpaid dividends on the Series B Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for payment of such dividends has been set aside, (a) declare or pay any dividend on the common stock, $.02 par value, of the Corporation ("Common Stock") or on any other class or series of stock ranking junior to the Series B Shares as to the payment of dividends or upon liquidation or make any payment on account of, or set apart money for a sinking or other analogous fund for the purchase, redemption or other retirement of, any Common Stock or any such junior stock or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in shares of Common Stock of the Corporation and any class or series of stock which is junior to the Series B Shares in respect of the payment of dividends and upon liquidation (the Common Stock and any such other stock being herein collectively called "Junior Stock") or rights to acquire any Junior Stock) or (b) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or otherwise acquire for consideration (other than in shares of Junior Stock) any shares of Common Stock or any class or series of stock ranking junior to the Series B Shares as to the payment of dividends or upon liquidation or (c) redeem, purchase or otherwise acquire, or permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or otherwise acquire, for consideration, shares of any class or series of stock ranking on a parity with the Series B Shares as to the payment of dividends and upon liquidation (except for a consideration payable in Junior Stock, by a redemption of all Series B Shares and such parity stock then outstanding or pursuant to an offer made on a pro rata basis on the same terms to all holders of the Series B Shares and such parity stock then outstanding). When dividends on the Series B Shares at the time outstanding have not been paid in full, all dividends declared by the Corporation upon the Series B Shares or any other class or series of stock ranking on a parity with the Series B Shares as to the payment of dividends shall be declared pro rata with respect to all Series B Shares and all such parity stock then outstanding so that the amounts of any dividends declared on the Series B Shares and such other stock shall in all cases bear to each other the same ratio that, at the time of such declaration, all accrued dividends on the Series B Shares and such other stock, respectively, bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Shares which may be in arrears.

     3.    VOTING

            (a) General, Class and Series Voting Rights. Except as expressly provided in this Section 3 and Section 4 hereof or as required by applicable law, the Series B Shares shall not have any right to vote for the election of directors or for any other purpose. So long as any Series B Shares are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the Series B Shares outstanding, voting as a separate class: (i) amend, alter or repeal any provision of the Certificate of Incorporation if such action would adversely affect the powers, preferences or special rights of the Series B Shares; or (ii) create, authorize or issue any class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Series B Shares in respect of the payment of dividends or upon liquidation. The Series B Shares shall also be entitled to vote as a class (the affirmative vote or consent of at least a majority of the Series B Shares outstanding being required) on any matter with respect to which a class vote by the Series B Shares shall be expressly required by Florida law and on any other matter with respect to which the Corporation's Board of Directors shall direct that the Series B Shares are to be voted as a separate class. A class vote on the part of the Series B Shares shall, without limitation, specifically be deemed not to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with (i) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock ranking on a parity with or junior to the Series B Shares as to the payment of dividends and upon liquidation; (ii) the merger or consolidation of the Corporation with or into any other corporation in which the Certificate of Incorporation is amended, altered or repealed if such action would not adversely affect the powers, preferences or special rights of the Series B Shares, notwithstanding that certain of the Series B Shares may be redeemed as hereinafter provided; or (iii) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation.

     The holders of the Series B Shares shall also be entitled to vote on certain amendments to the form of Indenture relating to the 9% Subordinated Debentures due February 1, 2017 of the Corporation, for which the Series B Shares may be exchanged as described in Section 8 hereof.

     4.  DEFAULT VOTING RIGHTS.

            (a) Default. Whenever and as often as the equivalent of two annual dividends on the Series B Shares shall be in default (a "Default"), the holders of the Series B Shares, voting as a class together with the holders of parity dividend stock on which like rights have been conferred and are exercisable, shall have the right, as set forth below, to vote for and to elect two directors of the Corporation. The right of the holders of the Series B Shares to vote for such directors, however, shall cease when all arrearages in the payment of dividends on the Series B Shares shall have been cured (either through payment or through being declared and set apart for payment) or no Series B Shares are outstanding, whichever first occurs.

            (b) Election of Directors. If, at any time, a Default shall occur and continue to exist, then (i) the number of directors of the Corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and (ii) the holders of the Series B Shares together with the holders of parity dividend stock on which like rights have been conferred and are exercisable, voting as a class, shall be entitled to elect two directors to fill the vacancy caused by so increasing the number of directors. Such two directors shall not be classified. The right of the holders of the Series B Shares so to vote for such directors may be exercised at any time before the Default is cured. Effective as of such cure, (i) the holders of the Series B Shares shall no longer have the right so to elect any directors and
(ii) the number of directors of the Corporation shall be reduced by two. Any directors elected by such holders shall serve as directors until the Default is cured and, in the event the Default continues, until their successors are appointed and qualified in the manner described below.

     If, prior to the end of the term of any director elected as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation or disability during the continuance of a default in dividends on the Series B Shares, such vacancy shall be filled for the unexpired term by the appointment by the remaining director elected as aforesaid of a new director for the unexpired term of such former director.

     The foregoing right of the holders of the Series B Shares with respect to the election of two directors may be exercised at any annual meeting of shareholders or, within the limitations hereinafter provided, at a special meeting of shareholders held for such purpose. If a Default shall occur more than one hundred twenty (120) days preceding the date established for the next annual meeting of shareholders, the Chief Executive Officer or President of the Corporation shall, within twenty days after the date of such Default, call a special meeting of the holders of the Series B Shares to be held within ninety
(90) days but not less than (45) days after the date of such Default for the purpose of electing such additional directors to serve for the term provided in the Certificate of Incorporation, the Bylaws and this Section 4.

     The holders of the Series B Shares, voting as a separate class, shall have the right to remove without cause at any time and to replace any directors such holders have elected pur suant to this Section 4.

     5. CONVERSION. The holders of Series B Shares shall have the right, at their option, to convert all or any part of the Series B Shares into shares of Common Stock at any time (except as described below) on and subject to the following terms and conditions:

            (a) Series B Shares shall be convertible at the office of any transfer agent for such stock, at the Corporation's executive offices and at such other place or places, if any, as the Board of Directors of the Corporation may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock. The number of shares of Common Stock issuable upon conversion of each share of this Series shall be equal to $25.00 divided by the conversion price in effect at the time of conversion, determined as hereinafter provided. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price"), shall be initially $16.00 per share of Common Stock. The conversion price shall be subject to adjustment from time to time as provided in Section 2 and in certain other instances as hereinafter provided. The Corporation may at any time reduce the conversion price by any amount it considers to be necessary in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock; provided, however, that the Corporation may not reduce the conversion price to an amount less than the par value per share of Common Stock into which Series B Shares are at the time convertible. If the Corporation calls for the redemption or exchange of any Series B Shares, such right of conversion shall cease and terminate, as to the shares designated for redemption or exchange, at the close of business on the date immediately preceding the redemption or exchange date therefor, unless the Corporation defaults in the payment of the redemption price, in the issuance of Exchange Debentures (as hereinafter defined) in exchange for Series B Shares or in the payment of the final dividend on the exchange date. If the holder of any Series B Shares has elected to require the Corporation to redeem any Series B Shares as a result of a business combination or acquisition of shares referred to in Section 6(b) hereof, such right of conversion shall cease and terminate, as to the shares designated for such redemption, immediately prior to the effectiveness of such business combination or within 45 days after such acquisition of shares, unless the Corporation defaults in the payment of the redemption price. No fractional shares of Common Stock will be issued upon conversion of shares of this series; an adjustment in cash will be paid in lieu of any fractional share in an amount equal to the same fraction of the closing price per share of the Common Stock (determined as provided in Section 5(c)(iv) below) at the close of business on the trading day which next precedes the day of conversion. Only whole shares, and no fractions of a share, may be converted pursuant to this Section 5.

            (b) Before any holder of Series B Shares shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed and assigned to the Corporation or in blank, at the office of any transfer agent for such stock, at the Corporation's executive offices, or at such other place or places, if any, as the Board of Directors of the Corporation may have designated, and shall give written notice to the Corporation at said office or place that he elects to convert the same and shall state in writing therein the name or names (with addresses) in which he wishes the certificate or certificates for

Common Stock to be issued. No payment or adjustment shall be made upon any conversion on account of any dividend accrued on the Series B Shares surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion except that if a Series B Share is so surrendered for conversion between a record date for the payment of dividends on such Series B Share and the immediately following Dividend Due Date, the person who was the holder of such Series B Share on such record date shall be entitled to receive such dividend on such Dividend Due Date (except in the case of a Series B Share which has been called for redemption on a redemption date within such period on which no dividends will be paid on such Dividend Due Date). The Corporation will, as soon as practicable thereafter, issue and deliver at said office or place to such holder of Series B Shares, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. If more than one certificate for Series B Shares shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Shares (or specified portions thereof) so surrendered. In case any certificate for Series B Shares shall be converted in part only, upon such conversion the Corporation will issue to the holder a new certificate or certificates for the number of whole shares not converted. Series B Shares shall be deemed to have been converted as of the close of business on the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders or such Common Stock as of the close of business on such date.

            (c) The conversion price in effect at any time shall be subject to adjustments from time to time as follows:

               (i) In case the Corporation shall (A) declare a dividend or make a distribution payable in Common Stock on any class of capital stock of the Corporation, (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion price in effect at the time of the record date for such dividend or distribu tion or the effective date of such subdivision, combination or reclassification shall be proportionately reduced in the case of any increase in the number of shares of Common Stock outstanding, and increased in the case of any reduction in the number of shares of Common Stock outstanding, so that the holder of any Series B Share surrendered for conversion after such time shall be entitled to receive the kind and amount of shares which such holder would have owned or have been entitled to receive had such Series B Share been converted into Common Stock immediately prior to such time and had such Common Stock received such dividend or other distribution or participated in such subdivision, combination or reclassification. Such adjustment shall be effective as of the record date for such dividend or distribution or the effective date of such combination, subdivision or reclassification and shall be made successively whenever any event listed above shall occur.

               (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days of the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in paragraph
          (iv) below) of the Common Stock, on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying the conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such Current Market Price of the Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), such reduction to become effective prior to the opening of business on the day following the date fixed for such determination. For purposes of determining under this paragraph the number of shares of Common Stock outstanding at any time, there shall be excluded all shares of Common Stock held in the treasury of the Corporation. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the conversion price then in effect shall be appropriately readjusted, but such readjustment shall not be applied retroactively to any conversion of shares of this Series effected prior to such readjustment.

               (iii) In case the Corporation shall distribute to all holders of its Common Stock shares of stock other than Common Stock, evidences of its indebtedness or assets (including securities, but excluding cash dividends or cash distributions paid out of consolidated earnings or earned surplus or a distribution referred to in paragraph (i) above) or rights or warrants (excluding those referred to in paragraph (ii) above), the conversion price shall be adjusted so that it shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors of the Corporation, in good faith and in the exercise of its reasonable business judgment and described in a resolution of the Board of Directors) of the portion of the shares of stock, assets, evidences of indebtedness, rights or warrants so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution; provided, however, that if any such shares of stock, assets, evidences of indebtedness, rights or warrants referred to in this paragraph (iii) shall initially be treated as part of and trade together with the Common Stock, but thereafter shall be separated from and trade separately from the Common Stock, such adjustment shall become effective, and the fair market value thereof shall be determined, as of the time of such separation; and prior to such separation, the holder of any Series B Shares surrendered for conversion after the date fixed for determination of stockholders entitled to receive a distribution of the type referred to in this proviso shall be entitled to receive the number of shares of Common Stock to which such holder would otherwise be entitled upon such conversion, together with the shares of stock, assets, evidences of indebtedness, rights or warrants which such holder would have owned or be entitled to receive had such Series B Shares been converted immediately prior to such date and had such Common Stock received such distribution.

               (iv) For the purpose of any computation under paragraphs (ii) and
          (iii) above, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for 15 consecutive trading days selected by the Corporation ending no more than five nor less than two trading days before such date. The closing price per share for each day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange or no such quotations are available, the last reported sale price, or if not so reported, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose, or, if no such quotations are available, the fair market value as determined in good faith in the exercise of their reasonable business judgment by the Board of Directors of the Corporation.

               (v) All calculations under this Section 5(c) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               (vi) No adjustment in the conversion price shall be required pursuant to the above paragraphs of this Section 5(c) unless such adjustment (together with prior adjustments which by reason of this paragraph (vi) were not required to be made at the time otherwise required to be made at the time otherwise required by the above paragraphs of this Section 5(c)) would require a change of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that if any adjustment (the "initial adjustment") is not made within three years after it would have been made if not for the provisions of this paragraph (vi), then, on the third anniversary of the date such initial adjustment would have otherwise been required, the conversion price shall be adjusted to reflect the initial adjustment and other adjustments arising after the initial adjustment, but before such third anniversary, that would have been required to have been made pursuant to the above paragraphs of this
          Section 5(c) if not for the  preceding  provisions  of this  paragraph
          (vi).

            (d) Whenever the conversion price is adjusted as herein provided the Corporation shall, as soon as practicable after such conversion price is adjusted, mail to the holders of record of the Series B Shares notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price.

            (e) (i) In case of any consolidation or merger of the Corporation with or into any other corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or the reclassification of the Common Stock into another form of capital stock of the Corporation, whether in whole or in part, the holder of each Series B Share shall after such consolidation, merger, sale or transfer or reclassification have the right to convert such Series B Share into the kind and amount of shares of stock and other securities and property or cash (including, if applicable, Common Stock) which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer or reclassification if he had held the Common Stock issuable upon the conversion of such Series B Share immediately prior to such consolidation, merger, sale or transfer, or reclassification.

Notwithstanding the foregoing, if the holders of Common Stock in any such consolidation, merger, sale, transfer or reclassification are afforded an election or are otherwise permitted or required to exchange such shares for two or more alternate forms of consideration, then the holder of each share of such Series B Shares shall after such consolidation, merger, sale, transfer or reclassification have the right to convert such Series B Share into the kind and amount of shares of stock and other securities and property or cash (including, if applicable, Common Stock) into or for which the Common Stock issuable upon the conversion of such Series B Share would have been converted or exchanged as a result of such consolidation, merger, sale, transfer or reclassification if held by a holder of Common Stock who failed to exercise his rights of election (provided that if the kind and amount of shares of stock and other securities and property or cash receivable upon such consolidation, merger, sale, transfer or reclassification is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph the kind and amount of shares of stock and other securities and property or cash receivable upon such consolidation, merger, sale, transfer or reclassification in respect of each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

                (ii) If at any time, as a result of paragraph (i) above, the holder of any Series B Share shall become entitled to receive any shares of stock and other securities and property (including, if applicable, Common Stock), thereafter the amount of such shares of stock and other securities and property so receivable upon conversion of any Series B Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (i) to (vi), inclusive, of Section 5(c) above, and the provisions of said Section 5(c) with respect to the Common Stock shall apply on like terms to any such shares of stock and other securities and property (including, if applicable, Common Stock).

The above provisions of this paragraph (e) shall similarly apply to successive consolidations, mergers, sales or transfers or reclassifications.

            (f)      In case:

               (i) the Corporation shall authorize the distribution to all holders of its Common Stock of assets (other than cash dividends or other cash distributions paid out of consolidated earnings or earned surplus); or

               (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights and warrants to subscribe for or purchase any shares of capital stock of any class or securities convertible into shares of capital stock of any class or of any other rights or warrants; or

               (iii) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

               (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in each case, the Corporation shall cause to be mailed, first class postage prepaid, to the holders of record of the outstanding shares of the Series B Shares, at least 10 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

            (g) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Shares, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Series B Shares. For the purpose of this Section 5(g), the full number of shares of Common Stock issuable upon the conversion of all outstanding Series B Shares shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding Series B Shares were held by a single holder. The Corporation shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all Series B Shares at the time outstanding. If any shares of Common Stock required to be reserved for issuance upon conversion of Series B Shares hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon such conversion, the Corporation will in good faith and as promptly as practicable endeavor to cause such shares to be so registered or approved.

            (h) The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series B Shares pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Common Stock in a name other than that in which the Series B Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid. In no event shall the Corporation be required to pay or reimburse the holder for any income tax payable by such holder as a result of such issuance.

            (i) Whenever reference is made in this Section 5 to shares of Common Stock, the term "Common Stock" shall include only shares of the class designated as Common Stock, $.02 par value, of the Corporation at the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class the shares of each such class then so deliverable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     Series B Shares converted as provided herein will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     6.   OPTIONAL REDEMPTION.

            (a) The Series B Shares may be redeemed in whole or in part, at the option of the Corporation, at any time or from time to time, at the redemption prices set forth below, if redeemed during the twelve-month period beginning February 1 of the year indicated:


                 Redemption                                       Redemption
                   Price                                            Price
Year         Per Series B Share                 Year          Per Series B Share
----         ------------------                 ----          ------------------
1992              $27.250                       1997               $26.125
1993               27.025                       1998                25.900
1994               26.800                       1999                25.675
1995               26.575                       2000                25.450
1996               26.350                       2001                25.225



and $25 per Series B Share if redeemed on or after February 1, 2002, plus in each case dividends (whether or not declared or due) accrued and unpaid to the date fixed for redemption; provided, however, the Series B Shares may not be redeemed prior to February 1, 1994 unless the closing price of the Common Stock (determined as provided in Section 5(c)(iv) hereof) has equaled or exceeded 150% of the conversion price then in effect for at least 20 trading days within 30 consecutive trading days ending within five trading days before notice of redemption (as provided for below) is mailed.

     If less than all the outstanding Series B Shares are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

     If at any time the Corporation has failed to pay in full accrued dividends on the Series B Shares, unless all accrued and payable but unpaid dividends on the Series B Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for payment of such dividends has been set aside, the Corporation will not redeem, and neither the Corporation nor any entity directly or indirectly controlled by the Corporation may purchase or otherwise acquire for consideration, any Series B Shares (except for a consideration payable in Junior Stock, by redemption of all Series B Shares then outstanding or pursuant to an offer made on a pro rata basis on the same terms to all holders of the Series B shares then outstanding).

     Notice of any proposed redemption of Series B Shares shall be mailed by means of first class mail, postage paid, addressed to the holders of record of the Series B Shares to be redeemed, at their respective addresses then appearing on the books of the Corporation, at least thirty (30) but not more than sixty
(60) days prior to the date fixed for such redemption (the "Redemption Date"). Each such notice shall specify (i) the Redemption Date, (ii) the Redemption Price, (iii) the conversion price then in effect, (iv) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption Price, (v) the Series B Shares to be redeemed, (vi) the place for conversion of the Series B Shares if the holder wants to convert , and
(vii) that the Series B Shares called for redemption may be converted at any time before the close of business on the date immediately preceding the Redemption Date. Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received.

     The holder of any Series B Shares redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such Series B Shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such Series B Shares and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Series B Shares to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any Series B Share after is Redemption Date.

     At the close of business on the Redemption Date for any Series B Share, dividends will cease to accrue on such Series B Share and such share shall (provided the Redemption Price of such share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price, without interest, for such share in accordance with the provisions of this Section 6(a), subject to applicable escheat and abandoned property laws.

     Subject to Section 2 hereof and this Section 6(a), the Corporation shall have the right to purchase Series B Shares in the public market, if any, at such prices as may from time to time be available in the public market, if any, for such Series B Shares and shall have the right at any time to acquire any Series B Shares from the owner of such Series B Shares on such terms as may be agreeable to such owner. Series B Shares may be acquired by the Corporation from any shareholder pursuant to this paragraph without offering any other shareholder an equal opportunity to sell his stock to the Corporation, and no purchase by the Corporation from any shareholder pursuant to this paragraph shall be deemed to create any right on the part of any other shareholder to sell any Series B Shares (or any other stock) to the Corporation.

            (b) In the event that (i) any person becomes the beneficia owner of more than 50% of the Common Stock of the Corporation other than (x) in a transaction or series of trans actions in which such person acquires at least 50% of the total securities of the Company beneficially owned by such person in direct issuances from the Corporation or (y) by means of a merger of the Corporation with or into a subsidiary or affiliate (as such term is defined in the Securities Act of 1933, as amended) of such person (a "Share Acquisition"), or (ii) the Corporation is a party to a business combination including a merger or consolidation or the sale of all or substantially all of its assets and as a result of such business combination the Series B Shares thereafter are not convertible into Common Stock of the Corporation or of the ultimate parent of the Corporation, which stock is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, each holder of Series B Shares shall have the option, exercisable upon written notice within thirty (30) days of such holder's receipt of notice of such event from the Corporation, to require the Corporation to redeem the Series B Shares owned by such holder tendered for redemption at $25 per share, plus accrued and unpaid dividends to the date of redemption.

     7. LIQUIDATION. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 7, a "Liquidation"), before any distribution of assets shall be made to the holders of Common Stock or the holders of any other stock that is junior to the Series B Shares in respect of distributions upon the Liquidation of the Corporation, the holder of each Series B Share then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $25.00 plus all dividends (whether or not declared or due) accrued and unpaid on such share to the date fixed for the distribution of assets of the Corporation to the holders of Series B Shares.

     If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Series B Shares, and any other classes or series of stock ranking on a parity with the Series B Shares upon liquidation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding Series B Shares and all such other stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Series B Shares in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Series B Shares shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Series B Shares and all such other stock ranking on a parity with the Series B Shares then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of the Series B Shares and all such other stock would have been entitled to receive in connection with such Liquidation of the Corporation.

     Neither a voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation for cash or securities, not the merger or consolidation of the Corporation into or with any other corporation, nor the merger of any other corporation into the Corporation, nor any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall be deemed to be a Liquidation of the Corporation for the purpose of this Section 7.

     The holder of any Series B Shares shall not be entitled to receive any payment owed for such Shares under this Section 7 until such holder shall cause to be delivered to the Cor poration: (i) the certificate(s) representing such Series B Shares and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Series B Shares to the Corporation free of any adverse interest. As in the case of the Redemption Price, no interest shall accrue on any payment upon Liquidation after the due date thereof, provided that the same has been paid or properly provided for.

     After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Series B Shares will not be entitled to any further participation in any distribution of assets by the Corporation.

     8. EXCHANGE. The Corporation shall be entitled, on any Dividend Due Date on or after February 1, 1994, to exchange, in whole but not in part, a principal amount of its 9% Subordinated Debentures due February 1, 2017 (the "Exchange Debentures") equal to the number of outstanding Series B Shares multiplied by $25.00 per share for all such outstanding Series B Shares.

     The Exchange Debentures shall be issued pursuant to an indenture substantially in the form of the form of indenture last filed as an Exhibit to the Current Report on Form 8-K of Belmac Corporation filed with the Securities and Exchange Commission with respect to the issuance of Series B Shares in February 1992 (Commission File No. 0-16600), with the blank spaces therein being appropriately completed and with such amendments and supplements thereto as may be made consistently with the terms thereof except that prior to the execution of such indenture (i) the affirmative vote or consent of the holders of at least a majority of the Series B Shares shall be required to approve any amendment or supplement that would have required the written consent of the holders of at least a majority in principal amount of the Exchange Debentures pursuant to
Section 9.02 of the form of indenture; and (ii) the affirmative vote or con sent of each of the holders of Series B Shares shall be required to effect any amendment or supplement of any provision in the form of indenture having the effects described in Section 9.02 of the form of indenture.

     The exchange of the Exchange Debentures for Series B Shares may not occur unless full cumulative dividends on the Series B Shares through the Dividend Due Date established as the exchange date have been paid or set aside for payment. Any such exchange shall be effected in the same manner, and upon the same notice, as a redemption of the Series B Shares, as aforesaid. Upon any such exchange, the Series B Shares shall (provided such exchange is duly and properly effected) be deemed to cease to be outstanding, as of the close of business on the date established for such exchange, and all rights of any holder thereof shall be extinguished, except the right to receive the Exchange Debentures in exchange therefor and to receive accrued and unpaid dividends. As in the case of a redemption of Series B Shares, holders of Series B Shares must surrender such Series B Shares in order to receive the Exchange Debentures for which such Series B Shares have been exchanged, but upon such surrender such holders will be entitled to receive all interest accrued on Exchange Debentures from the date of exchange at the time and in the manner that such interest would be paid in the ordinary course. Dividends due on the Dividend Due Date on which the exchange is effected will be mailed to holders in the regular course.

     9. PAYMENTS. The Corporation may provide funds for any payment of the Redemption Price for any Series B Shares pursuant to Section 6 or any amount distributable with respect to any Series B Shares under Section 7 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $50,000,000 and having its principal place of business in New York, New York, in trust for the benefit of the holders of such Series B Shares under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holders of such Series B Shares which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 9 under arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 9, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 9 shall not have been satisfied within two years after the establishment of the trust for such funds, then (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat and abandoned property laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the returns of such funds to the Corporation.

     Any payment which may be owed for the payment of the Redemption Price for any Series B Shares pursuant to Section 6 or the payment of any amount distributable with respect to any Series B Shares under Section 7 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable. The Corporation may deposit the Exchange Debentures to be exchanged for Series B Shares in the manner described in clause
(i) above, but the interest accruing on such Debentures shall accrue to the former holders of the Series B Shares entitled thereto.

     10. STATUS OF REACQUIRED Series B SHARES. Series B Shares issued and reacquired by the Corporation (including Series B Shares exchanged for the Exchange Debentures or converted pursuant to Section 5 hereof) shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series, subject to later issuance.

     11.  PREEMPTIVE  RIGHTS.  The  Series  B  Shares  are not  entitled  to any
preemptive  or  subscription   rights  in  respect  of  any  securities  of  the
Corporation.

     12. STATED CAPITAL. Upon original issuance of any Series B Shares, the sum of $1.00 per Series B Share shall be transferred on the books of the Corporation from the Corporation's surplus to its stated capital account. The amount so transferred shall be deemed stated capital in respect of the Series B Shares. The stated capital of the Corporation in respect of the Series B Shares shall not be eliminated or reduced in any way or for any reason except when Series B Shares are reacquired by the Corporation and only to the extent of the stated capital represented by such reacquired shares and only as permitted by law.

     (D) The foregoing was authorized by the Board of Directors at a meeting duly held.

     IN WITNESS WHEREOF, Belmac Corporation has caused this certificate to be made under the seal of the Corporation signed by its President and Secretary, respectively, this 12th day of February, 1992.


                                             /s/ Jean-Francois Rossignol
                                             ---------------------------------
                                             Jean-Francois Rossignol, President



                                             /s/ Marc S. Ayers
                                             ---------------------------------
                                             Marc S. Ayers, Secretary